Exhibit 10.4.61

DESCRIPTION OF TERMS OF FISCAL 2014 BONUS PLAN AND FISCAL 2013 BONUS PAYOUTS TO

EXECUTIVE OFFICERS

Fiscal 2013 Bonus Payouts

On September 12, 2013, the Compensation Committee of the Board approved the following fiscal 2013 annual performance bonuses for Harris Interactive Inc.’s (the “Company”) executive officers:

Name	Fiscal 2013 Bonus Payout

Al Angrisani (President and Chief Executive Officer)	$300,000

Marc H. Levin (Chief Operating Officer, Chief Administrative Officer, General Counsel and Corporate Secretary)	$195,000

Eric W. Narowski (Chief Financial Officer, Principal Accounting Officer and Global Controller)	$165,000

Michael de Vere (President and Chief Executive Officer, U.S. Business Groups)	$115,000

Todd Myers (Chief Operating Officer, U.S. Business Groups)	$150,000

Fiscal 2014 Bonus Plan

On September 12, 2013, the Compensation Committee of the Board approved the Company’s fiscal 2014 bonus plan (the “2014 Bonus Plan”). The 2014 Bonus Plan has been designed to establish a pool of funds (the “Bonus Pool”) to be available for making bonus payments to the executive officers and certain other employees of the Company. The funding level of the Bonus Pool is based on the Company’s performance relative to the 2014 EBITDA Budget. Under the 2014 Bonus Plan, 100% of the Bonus Pool will be funded if performance is equal to 116% of the 2014 EBITDA Budget. No bonus will be payable under the Bonus Plan if performance is less than 95% of the 2014 EBITDA Budget. Between 95% and 125% performance, a sliding scale applies. The Board, in its discretion, has the option of increasing the size of the Bonus Pool if the Company achieves greater than 125% of the 2014 EBITDA Budget. The Compensation Committee of the Board may adjust the 2014 EBITDA Budget for any extraordinary and non-recurring items.

The annual performance bonus potential and mechanics for each of Messrs. Angrisani, Levin and Narowski under the 2014 Bonus Plan are set forth above under “Employment Agreement Amendments with Executive Officers”. Subject to and under the terms of the 2014 Bonus Plan, Messrs. de Vere and Myers each has a target annual performance bonus of 60% of his annual base salary based on performance relative to the fiscal 2014 revenue and EBITDA targets for the business units that they manage.